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                                                                      EXHIBIT 21



                                        State of              Percentage
Name of Subsidiary                    Incorporation           Ownership
------------------                    -------------           ----------

InfoAccess, Inc.                        Washington               100%

IntraNet Distribution Group, Inc.       Minnesota                100%

IntraNet Integration Group, Inc.        Minnesota                100%